Exhibit 99.1

Genesis HealthCare A Leading National Provider of Post-Acute Services May 2015

Safe Harbor Statement Certain statements in this presentation regarding the expected benefits of the Skilled Healthcare transaction, future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals, strategies or prospects contained in this presentation constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including changes in the Company’s reimbursement rates; healthcare reform legislation; the impact of government investigations and legal actions against the Company’s centers and other factors described in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances. References made in this presentation to "Genesis," "the Company," "we," "us" and "our" refer to Genesis HealthCare, Inc. and each of its wholly-owned companies. 1

Genesis’ Growth Strategy Financial Summary AGENDA Genesis and Skilled Combined

Skilled Healthcare Transaction Complete On February 2nd, Skilled and Genesis combined in stock-for-stock transaction The Combined Company is now Genesis HealthCare The Combined Company will remain a public company (NYSE: GEN) Skilled shareholders own 25.75% and Genesis shareholders own 74.25% of the pro forma Combined Company Approximate pro forma ownership structure: Public investors (16%); Onex (10%); Formation Capital Principals (28%); Management (9%) Other Genesis shareholders (33%); Health Care REIT (4%) George Hager, CEO; Tom DiVittorio, CFO Board composition: CEO, George Hager 10 additional directors appointed or jointly appointed by Genesis/Skilled. 3 are independent. Governance Structure and Considerations 3 New Company

Broad Combined Geographic Scale Pro Forma Inpatient Services Footprint Skilled Healthcare Facilities Genesis HealthCare Facilities Over 500 SNF and ALF facilities across 34 states Top 5 states by licensed beds: PA: 10.7% NJ: 9.1% MD: 7.8% CA: 7.3% MA: 7.1% ___________________________ Source: Company information, March 2015 4

195 Genesis Rehabilitation Services 12 16 7 8 6 13 33 46 142 6 4 2 19 37 69 111 90 90 69 13 25 16 46 15 45 28 28 103 14 9 57 8 DC 4 Hawaii 4 Expansive Service Contract Footprint 3 126 6 9 1 9 20 9 38 4 42 1 Hawaii 4 Genesis is the 2nd largest contract rehabilitation therapy provider in the U.S. 5 ___________________________ Note: Facility counts by state are for GRS Only, March 2015.

Genesis and Skilled Combined One of the largest post-acute and contract rehabilitation providers in the nation Combined revenues of approximately $5.6 billion (as of Dec 31, 2014) More than 500 facilities in 34 states Nearly 100,000 employees Estimated $25 million in identified synergies, with additional upside potential 6

Genesis’ Growth Strategy Financial Summary AGENDA Genesis and Skilled Combined

Genesis Growth Strategy Develop specialized post-acute / long-term care services & buildings Grow through selective acquisitions and successful integration Leverage growth in rehab therapy segment including home-based services and China expansion Position for success in a post-healthcare reform environment 8

Specialized Services & Buildings Aggressive, highly personalized rehabilitation designed to get patients home sooner 5 Reconfigured 3 New build, state-of-the art facilities 3 Acquired Accelerate growth in higher margin, higher skilled services 8 PowerBacks contributed 30% of 90 bps legacy Genesis year-over-year skilled mix growth in Q1 2015 100% Short-Stay / Post-Acute Facilities 9

Acquisition & Development Strategy Transformative Acquisitions Opportunities Pursue smaller, attractive M&A and development opportunities Small Scale Acquisitions 2013 - 2015 Development Projects Beds Type Facility State Opening Date 124 SNF PowerBack NJ January 2013 120 SNF Replacement MA February 2013 124 SNF PowerBack NJ December 2014 120 SNF Replacement MD December 2014 99 SNF PowerBack CO May 2015 130 SNF Replacement MD October 2015 124 SNF PowerBack NJ October 2015 10 Beds Type State Acquisition Date 108 PowerBack CO Mar-14 120 SNF NJ May-14 104 SNF DE Aug-14 125 SNF AL Sep-14 32 ALF AL Sep-14 68 SNF NH Nov-14 140 SNF TX Feb-15 90 PowerBack TX May-15 60 PowerBack TX May-15 16 recent or planned smaller scale acquisitions / development projects $250 million of steady state total revenue $47 million of steady state EBITDAR Accretive Smaller Scale Opportunities Sun Healthcare – 2012 $1.9 Billion in Revenues Skilled Healthcare - 2015 $0.85 Billion in Revenues

Growth Strategies: Genesis Rehab Services 11 Organic net location growth – 100 per year Genesis/Formation acquisition/development strategy Expand into new states post Skilled transaction Expansion of Outpatient Services Vitality @ Home National / regional Home Health collaboration

200 million over age 60 = 14.8% population1 70 million need rehabilitation services1 Currently 14,000 therapists in China2 China: 1 therapist for every 100,000 people USA: 1 therapist for every 1,700 people Significant market potential in China Initiative in China China has limited post-acute care options for patients requiring rehabilitation after their hospital stay. 1 International China Ageing Industry Association (ICAIA Research). Geriatric Rehabilitation Training in China. September 2014. 2 International China Ageing Industry Association (ICAIA Research). Special Needs Care and Rehabilitation: Training Professionals. 2014. 12

Genesis is well suited and honored to participate in development of post-acute continuum in China. Opened Vitality Center in Phoenix City, Zengcheng, China First of its kind wholly owned foreign healthcare services license to operate a wellness center Opened in November 2014 and is in start-up phase Plan to open Qinhuangdao Spring of Power Center, an inpatient rehabilitation facility, in third quarter 2015 Memo of understanding with Bang Er Orthopedic Hospital Group Plan to open post-acute inpatient and outpatient rehab services in each of Bang ER’s 11 hospitals in China Expect to have 5 sites open by the end of 2015 Initiative in China 13

Post-Healthcare Reform Environment Managed Care Strategy Build upon strong relationships with national and regional managed care plans Reduces readmissions Improves quality outcomes Creates efficiency in the healthcare delivery system Capture additional patient referrals resulting from expanded coverage through healthcare reform Readmission Incentive programs 14

Enhancing Skilled Mix through Focus on High Acuity Patients Specialty Care Units As of May 2015 # of Specialty Units Short-Term Specialties PowerBack Rehabilitation 11 Transitional Care Units 107 Progression Orthopedic Units 4 Long-Term Specialties Alzheimer’s Units 55 Ventilator Care Units 8 Dialysis Units 10 15 Traditional Care Units A rapid recovery option for patients requiring post-acute rehab and medical services due to illness, surgery or injury. Offers enhanced clinical services in a designated unit with higher licensed clinical staffing Homestead (Alzheimer’s) Offers a safe, secure, home-like environment with consistent staff to promote relationships and stable family atmosphere Progression Unit A short stay option for patients requiring orthopedic rehabilitation after hospital discharge, but before going home Ventilator Care Designed for patients who need short-term or continuous ventilator care or rehab Dialysis On-site services for patients requiring treatment for end-stage renal disease along with skilled care PowerBack Aggressive, highly personalized care plans designed to get patients home sooner

Genesis Physician Services (“GPS”) Group practice specializing in sub-acute, skilled nursing & long-term care Dedicated Medical Directors & full-/ part-time Attending Physicians, NPs and PAs Clinical care partners for the entire Genesis care team 73% of facility admissions are seen by GPS providers (where a GPS presence exists) 525,000 patient visits annually Leading the Direction of Post Acute Care Full-Time Provider Growth 16 52 74 102 119 141 144 24 42 55 70 82 86 76 116 157 189 223 230 0 50 100 150 200 250 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Apr-15 Nurse Practitioners Physicians

Genesis’ Growth Strategy Financial Summary AGENDA Genesis and Skilled Combined

Pro Forma Financial Summary – Q1 2015 Adjusted EBITDAR 18 13.2% Highlights: Same store skilled census mix up 70 bps Controllable expenses well managed Improved therapist efficiency $6.5 mm in expense reductions $1.0 mm of Skilled Healthcare synergies realized Seasonal pressure from payroll tax reset estimated at $10.0 mm Looking Ahead: Payroll taxes will decline sequentially Expense reductions continue to ramp. $30-$40 mm annual reduction. Skilled Healthcare combination synergies continue to ramp. $13 mm expected in 2015. 120 new therapy contract sites & 24 outpatient rehab clinic acquisition to commence July 1. $10mm annual EBITDAR $ 174 .0 M $ 185.4 M $165.0 $170.0 $175.0 $180.0 $185.0 $190.0 Q1 2014 Q1 2015 In millions 6.5% 12.5%

2015 Guidance (As Included in Earnings Release Dated May 7, 2015) 19 Adjusted EBITDAR Guidance Range Bridge ($ in millions) Low End High End 2014 Genesis & Skilled pro forma combined Adjusted EBITDAR $ 688.6 $ 688.6 Combination synergies expected to be realized in 2015 13.0 13.0 Impact of cost reduction initiatives 30.0 40.0 Incremental earnings from completed new builds / acquisitions 9.0 11.0 Organic growth - rehabilitation therapy segment 7.0 9.0 Organic growth - inpatient segment 7.4 8.4 2015 Genesis Healthcare, Inc. Guidance $ 755.0 $ 770.0 ($ in millions) Low End High End Adjusted Revenue 5,718.4 $ 5,798.4 $ Adjusted EBITDAR 755.0 $ 770.0 $ Adjusted EBITDA 267.6 $ 282.6 $ Adjusted Diluted EPS from Continuing Operations 0.29 $ 0.34 $ 2015 Guidance Summary

2015 Capital Strengthening Initiatives 20 Initiative Timing Impact HUD Refinancing $360 Million Bridge Loan Approval expected late May/ Early June Closing late 2015 / early 2016 $14 million of annual pre-tax interest savings Non-Core Asset Sales $27m sales completed $100 to $150m potential over 6-12 months Proceeds redeployed at accretive return or pay down 10% term debt REIT Transactions 21 facility acquisitions 12 facility divestitures Rent pre-payments 2 divestures complete & rent pre-payments yielding $4.7m reduced rent Remainder to close in stages – majority 2016 Annual pre-tax rent reduced $35 million Facility ownership increased from 15% to 20%

2015 Strategic Focus Areas Integrate Skilled Healthcare Group & achieve synergies. Grow rehab therapy business, including development & expansion of outpatient service capabilities. Continue efforts to develop & acquire skilled nursing assets in attractive markets, with emphasis on short stay only facilities. Evaluate and execute non-core asset sales & redeploy capital or pay-down debt. Execute facility acquisitions, divestitures and rent pre-payments with REITs. 21

Appendix

Use of Non-GAAP Measures This presentation includes references to EBITDAR, Adjusted EBITDAR, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position and cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Genesis has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. We believe that the presentation of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of expenses, revenues and gains (losses) that are unrelated to the day-to-day performance of our consolidated and segmented business but are required to reported in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). We also use EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our consolidated and segmented business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors. Management uses EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a business unit by business unit basis. We typically use Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing and assisted living facility, as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. These types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying business units between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations. The use of EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR or other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, EBITDAR, Adjusted EBITDA or Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the U.S. GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by U.S. GAAP, nor should these measures be relied upon to the exclusion of U.S. GAAP financial measures. EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. You are strongly encouraged to review our financial information in its entirety and not to rely on any single financial measure.

2015 Guidance – Low End (with reconciliation)

	Twelve months ended December 31, 2015	Adjustments: Conversion to cash basis leases (a)	Adjustments: Newly acquired or constructed businesses with start-up losses (b)	Adjustments: Other adjustments (c)	As adjusted: Twelve months ended December 31, 2015
Net revenues	$ 5,744,197	$ -	$ (25,759)	$ -	$ 5,718,438
Salaries, wages and benefits	3,566,752	-	(16,175)	-	3,550,577
Other operating expenses	1,427,595	-	(11,734)	-	1,415,861
Lease expense	157,874	334,941	(5,383)	-	487,432
Depreciation and amortization expense	233,834	(126,525)	-	-	107,309
Interest expense	507,203	(421,251)	-	-	85,952
Investment income	(2,000)	-	-	-	(2,000)
Transaction costs	88,989	-	-	(88,989)	-
Equity in net income of unconsolidated affiliates	(1,050)	-	-	-	(1,050)
(Loss) income before income tax expense	$ (235,000)	$ 212,835	$ 7,533	$ 88,989	$ 74,357
Income tax expense (benefit)	(94,000)	85,134	3,013	35,596	29,743
Income (loss) from continuing operations	$ (141,000)	$ 127,701	$ 4,520	$ 53,393	$ 44,614
Earnings (loss) per share, diluted:	**$ (0.91)**				**$ 0.29**
Weighted-average common shares outstanding, diluted, on a fully exchanged basis	*154,603*				*154,603*
Adjustments to Compute EBITDA/Adjusted EBITDA and EBITDAR / Adjusted EBITDAR					
Depreciation and amortization expense	233,834	(126,525)	-	-	107,309
Interest expense	507,203	(421,251)	-	-	85,952
Transaction costs	88,989	-	-	(88,989)	-
Income tax expense (benefit)	(94,000)	85,134	3,013	35,596	29,743
EBITDA / Adjusted EBITDA	$ 595,026	$ (334,941)	$ 7,533	$ -	$ 267,618
Lease expense	157,874	334,941	(5,383)	-	487,432
EBITDAR / Adjusted EBITDAR	$ 752,900	$ -	$ 2,150	$ -	$ 755,050

See (a), (b), and (c) footnote references contained herein. The Company's guidance was prepared assuming (1) the Skilled Healthcare Combination occurred effective January 1, 2015, (2) the Company's effective tax rate is 40% and (3) diluted weighted average shares outstanding include the shares of currently held noncontrolling interests on a fully exchanged basis.

Genesis HealthCare®

2015 Guidance – High End (with reconciliation)

		Adjustments			As adjusted
	Twelve months ended December 31, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Twelve months ended December 31, 2015
Net revenues	$ 5,824,197	$ -	$ (25,759)	$ -	$ 5,798,438
Salaries, wages and benefits	3,614,512	-	(16,175)	-	3,598,337
Other operating expenses	1,446,798	-	(11,734)	-	1,435,064
Lease expense	157,874	334,941	(5,383)	-	487,432
Depreciation and amortization expense	234,554	(126,525)	-	-	108,029
Interest expense	508,003	(421,251)	-	-	86,752
Investment income	(3,000)	-	-	-	(3,000)
Transaction costs	88,989	-	-	(88,989)	-
Equity in net income of unconsolidated affiliates	(2,000)	-	-	-	(2,000)
(Loss) income before income tax expense	$ (221,533)	$ 212,835	$ 7,533	$ 88,989	$ 87,824
Income tax (benefit) expense	(88,613)	85,134	3,013	35,596	35,130
Income (loss) from continuing operations	$ (132,920)	$ 127,701	$ 4,520	$ 53,393	$ 52,694
Earnings (loss) per share, diluted:	**$ (0.86)**				**$ 0.34**
Weighted-average common shares outstanding, diluted, on a fully exchanged basis	*154,603*				*154,603*
Adjustments to Compute EBITDA/Adjusted EBITDA and EBITDAR / Adjusted EBITDAR					
Depreciation and amortization expense	234,554	(126,525)	-	-	108,029
Interest expense	508,003	(421,251)	-	-	86,752
Transaction costs	88,989	-	-	(88,989)	-
Income tax (benefit) expense	(88,613)	85,134	3,013	35,596	35,130
EBITDA / Adjusted EBITDA	$ 610,013	$ (334,941)	$ 7,533	$ -	$ 282,605
Lease expense	157,874	334,941	(5,383)	-	487,432
EBITDAR / Adjusted EBITDAR	$ 767,887	$ -	$ 2,150	$ -	$ 770,037

See (a), (b), and (c) footnote references contained herein. The Company's guidance was prepared assuming (1) the Skilled Healthcare Combination occurred effective January 1, 2015, (2) the Company's effective tax rate is 40% and (3) diluted weighted average shares outstanding include the shares of currently held noncontrolling interests on a fully exchanged basis.

Genesis HealthCare®

Genesis Consolidated Statement of Operations (In thousands) 2015 2014 Net revenues 1,343,001 $ 1,186,544 $ Salaries, wages and benefits 819,938 746,490 Other operating expenses 348,285 292,698 Lease expense 36,419 32,799 Depreciation and amortization expense 59,933 47,500 Interest expense 121,313 108,750 Loss on extinguishment of debt 3,234 499 Investment income (416) (943) Transaction costs 86,069 2,249 Other income (7,611) - Equity in net (income) loss of unconsolidated affiliates (153) 44 Loss before income tax benefit (124,010) (43,542) Income tax benefit (5,648) (2,754) Loss from continuing operations (118,362) (40,788) Income (loss) from discontinued operations, net of taxes 112 (3,194) Net loss (118,250) (43,982) Less net loss (income) attributable to noncontrolling interests 5,684 (185) Net loss attributable to Genesis Healthcare, Inc. (112,566) $ (44,167) $ Loss per common share: Basic and diluted: Weighted average shares outstanding for basic and diluted (loss) income from continuing operations per share 75,234 49,865 Basic and diluted net (loss) income per common share: Loss from continuing operations attributable to Genesis Healthcare, Inc. (1.50) $ (0.82) $ Loss from discontinued operations 0.00 (0.06) Net loss attributable to Genesis Healthcare, Inc. (1.50) $ (0.88) $ Three months ended March 31,

Genesis Consolidated Balance Sheet (In thousands) March 31, 2015 December 31, 2014 Assets: Current assets: Cash and equivalents 95,708 $ 87,548 $ Accounts receivable, net of allowances for doubtful accounts 763,006 605,830 Other current assets 142,242 202,808 Total current assets 1,000,956 896,186 Property and equipment, net of accumulated depreciation 3,947,941 3,493,250 Identifiable intangible assets, net of accumulated amortization 233,181 173,112 Goodwill 423,387 169,681 Other long-term assets 425,891 409,179 Total assets 6,031,356 $ 5,141,408 $ Liabilities and Stockholders' Deficit: Current liabilities: Accounts payable and accrued expenses 374,049 $ 320,339 $ Accrued compensation 255,881 192,838 Other current liabilities 161,745 147,405 Total current liabilities 791,675 660,582 Long-term debt 980,911 525,728 Capital lease obligations 1,005,555 1,002,762 Financing obligations 2,928,998 2,911,200 Other long-term liabilities 529,737 498,626 Stockholders' deficit (205,520) (457,490) Total liabilities and stockholders' deficit 6,031,356 $ 5,141,408 $

Genesis Consolidated Statement of Cash Flows (In thousands) 2015 2014 Net cash (used in) provided by operating activities 1 (2,482) $ 12,818 $ Net cash provided by (used in) investing activities 6,290 (28,605) Net cash provided by financing activities 4,352 13,610 Net increase (decrease) in cash and equivalents 8,160 (2,177) Beginning of period 87,548 61,413 End of period 95,708 $ 59,236 $ 1 Net cash from operating activities includes a cash use of approximately $29.5 million and $2.0 million from funded transactions costs in the three months ended March 31, 2015 and 2014, respectively. Three months ended March 31,

Genesis Reconciliation of Net (Loss) Income to EBITDA, EBITDAR, Adjusted EBITDA, and Adjusted EBITDAR

(In thousands)

	As reported	Adjustments			As adjusted	Non-GAAP as adjusted	Pro forma adjusted
	Three months ended March 31, 2015	Conversion to cash basis leases (a)	Newly acquired or constructed businesses with start-up losses (b)	Other adjustments (c)	Three months ended March 31, 2015	Skilled Healthcare Group, Inc. One month ended January 31, 2015	Three months ended March 31, 2015
Net revenues	$ 1,343,001	$ -	$ (12,383)	$ 620	$ 1,331,238	$ 71,288	$ 1,402,526
Salaries, wages and benefits	819,938	-	(7,066)	(1,683)	811,189	43,926	855,115
Other operating expenses	348,285	-	(5,470)	-	342,815	19,946	362,761
Lease expense	36,419	83,908	(2,949)	-	117,378	1,766	119,144
Depreciation and amortization expense	59,933	(33,592)	(1,244)	-	25,097	1,998	27,095
Interest expense	121,313	(102,334)	(32)	-	18,947	2,521	21,468
Loss on extinguishment of debt	3,234	-	-	(3,234)	-	-	-
Other income	(7,611)	-	-	7,611	-	11	11
Investment income	(416)	-	-	-	(416)	-	(416)
Transaction costs	86,069	-	-	(86,069)	-	-	-
Equity in net income of unconsolidated affiliates	(153)	-	-	-	(153)	(146)	(299)
(Loss) income before income tax benefit	$ (124,010)	$ 52,018	$ 4,378	$ 83,995	$ 16,381	$ 1,266	$ 17,647
Income tax (benefit) expense	(5,648)	12,074	1,016	19,497	26,939	494	27,433
(Loss) income from continuing operations	$ (118,362)	$ 39,944	$ 3,362	$ 64,498	$ (10,558)	$ 772	$ (9,786)
Loss (income) from discontinued operations, net of taxes	(112)	460	-	-	348	-	348
Net (loss) income attributable to noncontrolling interests	(5,684)	14,555	1,225	23,502	33,598	531	34,129
Net (loss) income attributable to Genesis Healthcare, Inc.	$ (112,566)	$ 24,929	$ 2,137	$ 40,996	$ (44,504)	$ 241	$ (44,263)
Depreciation and amortization expense	59,933	(33,592)	(1,244)	-	25,097	1,998	27,095
Interest expense	121,313	(102,334)	(32)	-	18,947	2,521	21,468
Loss on extinguishment of debt	3,234	-	-	(3,234)	-	-	-
Other income	(7,611)	-	-	7,611	-	11	11
Transaction costs	86,069	-	-	(86,069)	-	-	-
Income tax (benefit) expense	(5,648)	12,074	1,016	19,497	26,939	494	27,433
Loss (income) from discontinued operations, net of taxes	(112)	460	-	-	348	-	348
Net (loss) income attributable to noncontrolling interests	(5,684)	14,555	1,225	23,502	33,598	531	34,129
EBITDA / Adjusted EBITDA	$ 138,928	$ (83,908)	$ 3,102	$ 2,303	$ 60,425	$ 5,796	$ 66,221
Lease expense	36,419	83,908	(2,949)	-	117,378	1,766	119,144
EBITDAR / Adjusted EBITDAR	$ 175,347	$ -	$ 153	$ 2,303	$ 177,803	$ 7,562	$ 185,365
(Loss) income per common share:							
Diluted:							
Weighted average shares outstanding for diluted (loss) income from continuing operations per share (d)	75,234						153,680
Diluted net (loss) income from continuing operations per share (e)	$ (1.50)						$ 0.07

See (a), (b), (c), (d) and (e) footnote references contained herein.

Genesis HealthCare®

Footnotes (a) Our leases are classified as either operating leases, capital leases or financing obligations pursuant to applicable guidance under U.S. GAAP. We view the primary provisions and economics of these leases, regardless of their accounting treatment, as being nearly identical. Virtually all of our leases are structured with triple net terms, have fixed annual rent escalators and have long-term initial maturities with renewal options. Accordingly, in connection with our evaluation of the financial performance of the Company, we reclassify all of our leases to operating lease treatment and reflect lease expense on a cash basis. This approach allows us to better understand the relationship in each reporting period of our operating performance, as measured by EBITDAR and Adjusted EBITDAR, to the cash basis obligations to our landlords in that reporting period, regardless of the lease accounting treatment. This presentation and approach is also consistent with the financial reporting and covenant compliance requirements contained in all of our major lease and loan agreements. The following table summarizes the reclassification adjustments necessary to present all leases as operating leases on a cash basis. (b) The acquisition and construction of new businesses has become an important element of our growth strategy. Many of the businesses we acquire have a history of operating losses and continue to generate operating losses in the months that follow our acquisition. Newly constructed or developed businesses also generate losses while in their start-up phase. We view these losses as both temporary and an expected component of our long-term investment in the new venture. We adjust these losses when computing Adjusted EBITDAR and Adjusted EBITDA in order to better evaluate the performance of our core business. The activities of such businesses are adjusted when computing Adjusted EBITDAR and Adjusted EBITDA until such time as a new business generates positive Adjusted EBITDA. The operating performance of new businesses are no longer adjusted when computing Adjusted EBITDAR and Adjusted EBITDA beginning the period in which a new business generates positive Adjusted EBITDA and all periods thereafter. There were seven acquired or newly constructed businesses eliminated from our reported results when computing adjusted results for the three months ended March 31, 2015 and 2014, respectively. The results for the three months ended March 31, 2015 were also adjusted for losses incurred in our rehabilitation services start-up activities in China. 2015 2014 Lease expense: Cash rent - capital leases 22,925 $ 22,325 $ Cash rent - financing obligations 62,770 58,535 Non-cash - operating lease arrangements (1,787) (3,297) Lease expense adjustments 83,908 $ 77,563 $ Depreciation and amortization expense: Captial lease accounting (8,779) $ (8,999) $ Financing obligation accounting (24,813) (22,869) Depreciation and amortization expense adjustments (33,592) $ (31,868) $ Interest expense: Captial lease accounting (25,486) $ (24,122) $ Financing obligation accounting (76,848) (71,286) Interest expense adjustments (102,334) $ (95,408) $ Total pre-tax lease accounting adjustments (52,018) $ (49,713) $ Three months ended March 31, (in thousands)

Footnotes (c) Other adjustments represent costs or gains associated with transactions or events that we do not believe are reflective of our core recurring operating business. The following items were realized in the periods presented. (1) We incurred costs related to the termination, severance and restructuring of certain components of the Company’s business. (2) We incurred legal defense and other related costs in connection with certain matters in dispute or under appeal with regulatory agencies. (3) We incurred business development costs in connection with the evaluation and start-up of services outside our existing service offerings. (4) We incurred costs associated with transactions including the combination with Skilled Healthcare Group, Inc. and other transactions. We realized a net gain on the sale of certain assets. (d) Assumes 153.7 million diluted weighted average common shares outstanding and common share equivalents on a fully exchanged basis. (e) Pro forma adjusted income from continuing operations per share assumes an effective tax rate of 40%, and is computed as follows: Pro forma adjusted income before income taxes of $17.6 million x (1 - 40% tax rate) / 153.7 million diluted weighted average shares on a fully exchanged basis. 2015 2014 Severance and restructuring (1) 1,658 $ 1,481 $ Regulatory defense and related costs (2) 645 1,455 New business development costs (3) - 150 Transaction costs (4) 86,069 2,249 Loss on early extinguishment of debt 3,234 499 Other income (5) (7,611) - Tax benefit from total adjustments (19,497) (369) Total other adjustments 64,498 $ 5,465 $ (in thousands) Three months ended March 31,

Skilled Reconciliation of Net (Loss) Income to EBITDA, EBITDAR, Adjusted EBITDA, and Adjusted EBITDAR

	GAAP as reported		Non-GAAP as adjusted	GAAP as reported		Non-GAAP as adjusted
	One month ended January 31, 2015	Adjustments	One month ended January 31, 2015	Three months ended March 31, 2014	Adjustments	Three months ended March 31, 2014
Net revenues	$ 71,288	$ -	$ 71,288	$ 207,300	$ -	$ 207,300
Salaries, wages and benefits	44,842	(916)	43,926	131,427	-	131,427
Other operating expenses	20,291	(345)	19,946	54,966	(1,121)	53,845
Lease expense	1,766	-	1,766	4,774	-	4,774
Depreciation and amortization expense	1,998	-	1,998	6,085	-	6,085
Interest expense	2,521	-	2,521	7,996	-	7,996
Other (income) loss	11	-	11	(38)	-	(38)
Transaction costs	4,638	(4,638)	-	-	-	-
Equity in net income of unconsolidated affiliates	(146)	-	(146)	(546)	-	(546)
Income tax (benefit) expense	(1,807)	2,301	494	1,341	437	1,778
Net (loss) income	(2,826)	3,598	772	1,295	684	1,979
Depreciation and amortization expense	1,998	-	1,998	6,085	-	6,085
Interest expense	2,521	-	2,521	7,996	-	7,996
Other (income) loss	11	-	11	(38)	-	(38)
Transaction costs	4,638	(4,638)	-	-	-	-
Income tax (benefit) expense	(1,807)	2,301	494	1,341	437	1,778
EBITDA / Adjusted EBITDA	4,535	1,261	5,796	16,679	1,121	17,800
Lease expense	1,766	-	1,766	4,774	-	4,774
EBITDAR / Adjusted EBITDAR	$ 6,301	$ 1,261	$ 7,562	$ 21,453	$ 1,121	$ 22,574

The following adjustments represent costs or gains associated with transactions or events that we do not believe are reflective of Skilled Healthcare Group's recurring operating business.

	One month ended January 31, 2015	Three months ended March 31, 2014
Severance and restructuring	$ 1,333	$ 440
Regulatory defense and related costs	41	314
Exist costs of divested facilities	-	367
Transaction costs	4,525	-
Tax benefit of total adjustments	(2,301)	(437)
Total adjustments	$ 3,598	$ 684

Genesis HealthCare®

Bifurcation Case Study Assumptions: Convert 10 buildings to short-stay model Convert 10 buildings to long-term care model Build 6 new non-Medicaid certified short-stay facilities Assumed Operating Metrics: Conversions Current Portfolio 10 Short-Stay 10 Long-Term Care 6 New Builds Pro Forma Portfolio Number of SNFs 360 - - 6 366 SNF Beds 42,418 - - 720 43,138 Avg Beds / SNF 118 - - 120 118 Occupancy 88.5% 85.0% 97.0% 85.0% 88.6% Skilled Mix 22.0% 100.0% 10.0% 100.0% 24.8%